Exhibit 3.1

                             ARTICLES OF RESTATEMENT

	                               OF

                       TOMI ENVIRONMENTAL SOLUTIONS, INC.


To the Department of State
State of Florida

Pursuant to the provisions of the Florida Business Corporation Act, the corporation hereinafter named (the "corporation") does hereby restate its Articles of Incorporation.

1.  The name of the corporation is TOMI ENVIRONMENTAL SOLUTIONS, INC.

2. The text of the Restated Articles of Incorporation of the corporation is annexed hereto and made a part hereof.


                               *  *  *  *  *  *  *


                                   CERTIFICATE

It is hereby certified that:

1. The annexed restatement (Restated Articles of Incorporation) does not contain any amendment to the Articles of Incorporation of the corporation requiring shareholder approval.

2. The Board of Directors of the corporation adopted the annexed restatement (Restated Articles of Incorporation).

                               *  *  *  *  *  *  *

Executed on October 5, 2009.

                                       TOMI ENVIRONMENTAL SOLUTIONS, INC.

                                         /s/ Halden Shane
                                       _______________________________________
                                       Name of officer: Halden Shane
                                       Title of officer: CEO

                             ARTICLES OF RESTATEMENT

	                               OF

                       TOMI ENVIRONMENTAL SOLUTIONS, INC.


                                    ARTICLE I
                                      NAME

The name of the corporation is:  "TOMI Environmental Solutions, Inc."


                                   ARTICLE II
                                PRINCIPAL OFFICE

The principal street address is: 9454 Wilshire Blvd., Penthouse, Beverly Hills, CA 90212.


                                   ARTICLE III
                                     PURPOSE

The purpose for which the corporation is organized is: To engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.


                                    ARTICLE IV
                                      SHARES

The company is authorized to issue 75,000,000 common shares. The par value of the common shares remains $.01 par value per share.

The company is authorized to issue 1,000,000 shares of cumulative, convertible $.01 Preferred A stock. Preferred shares are convertible into common shares at a conversion ratio of one share of preferred stock for one share of common stock. The Preferred A stock has no dividend attached.

The Company is authorized to issue 4,000 shares of Series B Preferred Stock. The Series B Preferred Stock shall be convertible at an exchange rate of 200 common shares for each Series B share and have a stated value per share of $1,000. The Series B Stock shall carry a cumulative dividend of 7.5% per annum and shall be senior in liquidation preference to the Common Stock and equal in liquidation preference to all other authorized classes of Preferred Stock. The dividend is payable in kind, at the election of the Company.

                                     ARTICLE V
                            OFFICERS AND/OR DIRECTORS

                    Title: CEO
                    Name: Shane, Halden S
                    Address: 9454 Wilshire Blvd., Penthouse
                    City-St-Zip: Beverly Hills, CA 90212

                    Title: COO
                    Name: Johnson, Richard L
                    Address: 9454 Wilshire Blvd., Penthouse
                    City-St-Zip: Beverly Hills, CA 90212

                    Title: D
                    Name: Brown, Willie L Jr.
                    Address: 9454 Wilshire Blvd., Penthouse
                    City-St-Zip: Beverly Hills, CA 90212

                    Title: D
                    Name: Paul, Harold W
                    Address: 9454 Wilshire Blvd., Penthouse
                    City-St-Zip: Beverly Hills, CA 90212


                                    ARTICLE VI
                                 REGISTERED AGENT

The name and Florida street address of the registered agent is: Corporation Service Company, 1201 Hays Street, Tallahassee, FL 32301.


                                   ARTICLE VII
                                  INCORPORATOR

The name and address of the Incorporator is: N/A